United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2008

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James R. Moore

The Company has announced that James R. Moore has resigned as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective June 30, 2008.  A copy of the press release is filed herewith as Exhibit 99.1.  Mr. Moore has stated that he intends to pursue personal interests and he has not expressed any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Consulting Agreement with James R. Moore

The Company has entered into a consulting agreement with James R. Moore, effective July 1, 2008.  Under the terms of the agreement, designed to take effect immediately following the effective date of Mr. Moore’s resignation as Executive Vice President, Chief Financial Officer and Treasurer of the Company, the Company has engaged Mr. Moore for a period of two years to provide financial consulting services on a limited basis.  The agreement provides that Mr. Moore will receive compensation of $136,000 per year during the term of the agreement and includes a customary non-competition covenant that is effective during the term of the agreement and for a period of one year thereafter.

Item 9.01               Financial Statements and Exhibits

The following is filed herewith:

Exhibit 99.1       Press Release dated April 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2008	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ Thomas D. Myers
Thomas D. Myers
Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated April 11, 2008